Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1’14 RESULTS

Tempe, AZ – April 30, 2014 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended March 31, 2014. Total revenues were $102.4 million and leasing revenues were $94.1 million, up from $97.5 million and $84.9 million, respectively, for the same period last year. The Company’s first quarter net income was $7.4 million, or $0.16 per diluted share, compared to $12.0 million, or $0.26 per diluted share, respectively, for the first quarter of 2013. On an adjusted basis, first quarter net income was $8.0 million, or $0.17 per diluted share, compared to $12.3 million, or $0.27 per diluted share, respectively, for the first quarter of 2013.

Adjusted EBITDA was $32.7 million and adjusted EBITDA margin was 31.9% for the first quarter of 2014.

First Quarter 2014 Highlights

•	Grew leasing revenues 10.8% year-over-year.

•	Drove first quarter sequential rental rates 3.7% higher than fourth quarter 2013 levels.

•	Increased rental rates by 6.7% year-over-year, with new units delivered at a 13.5% higher rate than the previous year.

•	Improved yield over the previous year by 8.8% to an all-time high of $658 per unit.

•	Achieved an adjusted EBITDA margin of 31.9%, while continuing to invest in repairs and maintenance associated with increased deliveries and repositioning assets to high utilization markets, resulting in incremental expense of approximately $6 million, or 6% of revenues, compared to the first quarter of 2013.

•	Increased average fleet utilization to 66.9%, up from 60.2% in the first quarter of 2013.

•	Delivered free cash flow of $26.6 million, the 25th consecutive quarter of positive free cash flow.

•	Reduced net debt by $14.7 million.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, commented, “We had a great start to 2014 with a strong double-digit year-over-year increase in leasing revenues, and an underlying adjusted EBITDA margin of almost 38%, excluding our incremental investments in fleet repairs and repositioning. Once again, we achieved significant improvement in rental rates due, in part, to the ongoing refinement of our sales strategies and execution, which helped offset challenging weather conditions in many of our markets during our seasonally lowest quarter.”

Mr. Olsson added, “We are executing on our strategic plan. As was the case through the second half of 2013, we repaired and repositioned more units to high demand areas, benefiting utilization, and plan to do so for the balance of 2014. To drive accelerated growth, we have and continue to make investments in our sales and marketing organization, our infrastructure, and our employees, including aligning compensation with Company performance. Regarding our outlook, we continue to expect our year-over-year top line growth rate and profitability to exceed that of 2013, which will lead to increased free cash flow generation for the year.”

Dividend

The Company’s regular quarterly cash dividend of $0.17 per share will be paid on June 4, 2014 to shareholders of record on May 21, 2014.

Mobile Mini, Inc. News Release	Page 2
April 30, 2014

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Wednesday, April 30, 2014, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call and the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 212,000 portable storage containers and office units with 136 locations in the U.S., United Kingdom, and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our ability to execute our strategic plan, growth and profitability, financial performance, ability to repair and reposition fleet, ability to make investments in our organization, infrastructure and employees (including aligning compensation with Company performance), and guidance regarding increased free cash flow, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT: Mark Funk, Executive VP & Chief Financial Officer Mobile Mini, Inc. (480) 477-0241 www.mobilemini.com	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 3
April 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2014	2014	2013	2013
	Actual	Adjusted (1)	Actual	Adjusted (1)
Revenues:
Leasing	$94,080	$94,080	$84,875	$84,875
Sales	7,866	7,866	12,232	12,232
Other	458	458	405	405

Total revenues	102,404	102,404	97,512	97,512

Costs and expenses:
Cost of sales	5,553	5,553	8,487	8,487
Leasing, selling and general expenses (2)	68,356	68,350	52,878	52,878
Merger and restructuring expenses (3)	585	—	375	—
Asset impairment charge, net (4)	283	—	—	—
Depreciation and amortization	9,145	9,145	8,760	8,760

Total costs and expenses	83,922	83,048	70,500	70,125

Income from operations	18,482	19,356	27,012	27,387
Other income (expense):
Interest expense	(6,987)	(6,987)	(7,535)	(7,535)
Foreign currency exchange	(1)	(1)	(1)	(1)

Income from continuing operations before provision for income taxes	11,494	12,368	19,476	19,851
Provision for income taxes	4,054	4,333	7,357	7,502

Income from continuing operations	7,440	8,035	12,119	12,349
Loss from discontinued operation, net of tax (5)	—	—	(77)	—

Net income	$7,440	$8,035	$12,042	$12,349

Earnings per share:
Basic:
Income from continuing operations	$0.16	$0.17	$0.27	$0.27
Loss from discontinued operation	—	—	—	—

Net Income	$0.16	$0.17	$0.27	$0.27

Diluted:
Income from continuing operations	$0.16	$0.17	$0.26	$0.27
Loss from discontinued operation	—	—	—	—

Net Income	$0.16	$0.17	$0.26	$0.27

Weighted average number of common and common share equivalents outstanding:
Basic	46,148	46,148	45,247	45,247

Diluted	46,837	46,837	45,733	45,733

EBITDA	$27,626	$32,664	$35,771	$37,782

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2014, represents acquisition activity costs.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.
(5)	In 2013, represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 4
April 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)

(Includes effects of rounding)

	March 31, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Cash	$567	$1,256
Receivables, net	51,944	53,104
Inventories	18,550	18,744
Lease fleet, net	977,373	979,276
Property, plant and equipment, net	86,486	85,153
Assets held for sale	244	980
Deposits and prepaid expenses	7,396	6,116
Other assets and intangibles, net	12,723	13,523
Goodwill	520,597	519,222

Total assets	$1,675,880	$1,677,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$21,987	$18,862
Accrued liabilities	57,073	65,308
Lines of credit	303,007	319,314
Obligations under capital leases	10,397	8,781
Senior Notes	200,000	200,000
Deferred income taxes	213,567	209,565

Total liabilities	806,031	821,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock: $.01 par value, 95,000 shares authorized, 48,919 issued and 46,725 outstanding at March 31, 2014 and 48,810 issued and 46,626 outstanding at December 31, 2013	489	488
Additional paid-in capital	556,499	550,387
Retained earnings	367,197	359,778
Accumulated other comprehensive loss	(14,260)	(15,440)
Treasury stock, at cost, 2,194 and 2,184 shares at March 31, 2014 and
December 31, 2013, respectively	(40,076)	(39,669)

Total stockholders’ equity	869,849	855,544

Total liabilities and stockholders’ equity	$1,675,880	$1,677,374

Mobile Mini, Inc. News Release	Page 5
April 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)/(in thousands)/(includes effects of rounding)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities:
Net income	$7,440	$12,042
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment charge, net	283	—
Provision for doubtful accounts	547	389
Amortization of deferred financing costs	703	703
Amortization of long-term liabilities	41	45
Share-based compensation expense	4,164	1,636
Depreciation and amortization	9,145	8,811
Gain on sale of lease fleet units	(1,711)	(3,067)
Loss (gain) on disposal of property, plant and equipment	72	(28)
Deferred income taxes	3,954	7,256
Foreign currency transaction loss	1	1
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	778	501
Inventories	228	(754)
Deposits and prepaid expenses	(1,276)	(671)
Other assets and intangibles	(5)	96
Accounts payable	3,061	881
Accrued liabilities	(613)	(1,244)

Net cash provided by operating activities	26,812	26,597

Cash Flows From Investing Activities:
Cash paid for businesses acquired	(4,217)	—
Additions to lease fleet, excluding acquisitions	(4,078)	(6,327)
Proceeds from sale of lease fleet units	5,627	9,880
Additions to property, plant and equipment	(2,628)	(4,280)
Proceeds from sale of property, plant, and equipment	908	221

Net cash used in investing activities	(4,388)	(506)

Cash Flows From Financing Activities:
Net repayments under lines of credit	(16,307)	(30,638)
Principal payments on notes payable	—	(132)
Principal payments on capital lease obligations	(367)	(95)
Issuance of common stock	1,949	2,983
Dividend payments	(7,849)	—
Purchase of treasury stock	(407)	—

Net cash used in financing activities	(22,981)	(27,882)

Effect of exchange rate changes on cash	(132)	1,354

Net decrease in cash	(689)	(437)
Cash at beginning of period	1,256	1,937

Cash at end of period	$567	$1,500

Supplemental Disclosure of Cash Flow Information:
Equipment acquired through capital lease and financing obligations	$1,983	$—

Mobile Mini, Inc. News Release	Page 6
April 30, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)

(includes effects of rounding)

	Three Months Ended March 31,
	2014	2013
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$27,626	$35,771
Discontinued operation	—	(22)
Interest paid	(6,402)	(2,392)
Income and franchise taxes paid	(89)	(87)
Share-based compensation expense	4,164	1,636
Asset impairment charge, net	283	—
Gain on sale of lease fleet units	(1,711)	(3,067)
Loss (gain) on disposal of property, plant and equipment	73	(28)
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	1,325	890
Inventories	228	(754)
Deposits and prepaid expenses	(1,276)	(671)
Other assets and intangibles	(5)	96
Accounts payable and accrued liabilities	2,596	(4,775)

Net cash provided by operating activities	$26,812	$26,597

Reconciliation of net income to EBITDA and adjusted EBITDA:
Net income	$7,440	$12,042
Loss from discontinued operation, net of tax	—	77
Interest expense	6,987	7,535
Provision for income taxes	4,054	7,357
Depreciation and amortization	9,145	8,760

EBITDA	27,626	35,771
Share-based compensation expense	4,164	1,636
Merger and restructuring expenses	585	375
Acquisition expenses	6	—
Asset impairment charge, net	283	—

Adjusted EBITDA	$32,664	$37,782

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$26,812	$26,597
Additions to lease fleet, excluding acquisitions	(4,078)	(6,327)
Proceeds from sale of lease fleet units	5,627	9,880
Additions to property, plant and equipment	(2,628)	(4,280)
Proceeds from sale of property, plant and equipment	908	221

Net capital expenditures	(171)	(506)

Free cash flow	$26,641	$26,091

Mobile Mini, Inc. News Release	Page 7
April 30, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands except per share data)/(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended March 31, 2014
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Acquisition expenses (4)	Asset impairment charge, net (5)	Actual
Revenues	$102,404	$—	$—	$—	$—	$102,404
EBITDA	$32,664	$(4,164)	$(585)	$(6)	$(283)	$27,626
EBITDA margin	31.9%	(4.1)%	(0.6)%	—	(0.3)%	27.0%
Operating income	$19,356	$—	$(585)	$(6)	$(283)	$18,482
Operating income margin	18.9%	—	(0.6)%	—	(0.3)%	18.0%
Pre tax income from continuing operations	$12,368	$—	$(585)	$(6)	$(283)	$11,494
Net income	$8,035	$—	$(395)	$(4)	$(196)	$7,440
Diluted earnings per share	$0.17	$—	$(0.01)	$—	$—	$0.16

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended March 31, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Loss from discontinued operation, net (6)	Actual
Revenues	$97,512	$—	$—	$—	$97,512
EBITDA	$37,782	$(1,636)	$(375)	$—	$35,771
EBITDA margin	38.7%	(1.7)%	(0.4)%	—	36.7%
Operating income	$27,387	$—	$(375)	$—	$27,012
Operating income margin	28.1%	—	(0.4)%	—	27.7%
Pre tax income from continuing operations	$19,851	$—	$(375)	$—	$19,476
Net income	$12,349	$—	$(230)	$(77)	$12,042
Diluted earnings per share	$0.27	$—	$(0.01)	$—	$0.26

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents acquisition activity costs.
(5)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.
(6)	In 2013, represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 8
April 30, 2014

The sale of our Netherlands operation in 2013 is reflected in the financial data herein as a discontinued operation.

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before discontinued operation, net of taxes, interest expense, income taxes, depreciation and amortization, and, if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in this earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations, pay authorized quarterly dividends and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses, and merger and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release, we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.